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                                                                     EXHIBIT 5.1


                              BAKER & BOTTS, L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201


                                                                   July 27, 1999



Lennox International Inc.
2100 Lake Park Boulevard
Richardson, Texas  75080

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-1 (Registration No. 333-75725), as amended (the "Registration Statement"), filed by Lennox International Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale of up to an aggregate of 9,775,000 shares (the "Shares") of its Common Stock, par value $0.01 per share, the validity of the Shares is being passed upon for you by us. The Shares include (i) 8,088,490 Shares being issued and sold by the Company,
(ii) 411,510 Shares being sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders") and (iii) 1,275,000 Shares that may be issued and sold by the Company pursuant to an over-allotment option (the "Over-Allotment Option") granted to the Underwriters named in the Registration Statement. The Shares identified in clauses (i) and (iii) above are hereinafter referred to as the "Company Shares" and the Shares identified in clause (ii) above are hereinafter referred to as the "Selling Stockholder Shares." At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement.

                  In our capacity as counsel to the Company in connection with the registration and proposed issuance and sale of the Shares, we have familiarized ourselves with (i) the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), as filed as an exhibit to the Registration Statement and (ii) the Company's Amended and Restated Bylaws, as filed as an exhibit to the Registration Statement, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minutes of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the material factual matters contained in such certificates.

                  Based on our examination as aforesaid, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:



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Lennox International Inc.           Page 2                        July 27, 1999


                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. When the Board of Directors of the Company or the duly authorized Pricing Committee of the Board of Directors of the Company shall have fixed the price at which the Shares are to be sold all requisite corporate action on the part of the Company with respect to the authorization of the Company Shares will have been taken. Upon the occurrence of the event specified in the immediately preceding sentence and upon the sale of the Company Shares for the price approved by the Board of Directors of the Company or the duly authorized Pricing Committee of the Board of Directors of the Company, the Company Shares will be validly issued, fully paid and nonassessable.

                  3. The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  The opinions set forth above are limited to matters governed by the General Corporation Law of the State of Delaware as in effect on the date hereof.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Baker & Botts, L.L.P.